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                                      Tellabs Contract No. CON AFC 008 OEM 96 08

                                    OEM AGREEMENT


This Agreement was made and executed by and between Tellabs Operations, Inc., on behalf of itself, and its Affiliates, as hereinafter defined (collectively, "Tellabs"), a Delaware corporation, having offices at 4951 Indiana Avenue, Lisle, Illinois 60532-1698 USA; and Advanced Fibre Communications, Inc. (hereinafter "AFC"), a Delaware corporation, having its principal place of business at 1445 McDowell Blvd. No., Petaluma, CA 94975.

WHEREAS, Tellabs wishes to have AFC manufacture and deliver to Tellabs and AFC wishes to manufacture and deliver to Tellabs, AFC's UMC 1000 Products, as specified in the License Agreement (defined below) ("AFC Product(s)"), under Tellabs' colors and tradedress;

WHEREAS, AFC wishes to have Tellabs manufacture and deliver to AFC and Tellabs wishes to manufacture and deliver to AFC, the Tellabs Developments, as specified in the License Agreement (defined below) ("Tellabs Products(s)"), under AFC's colors and tradedress;

WHEREAS, AFC and Tellabs contemplate the repetitive purchases of their respective Products between them, and desire that the terms and conditions controlling such repetitive purchases shall be consistent, uniform, and agreed to by both Tellabs and AFC in advance of placing any purchase orders; and

WHEREAS, contemporaneous herewith, the parties have also entered into a Termination Agreement and a License and Marking Agreement which contains certain additional rights and obligations of the Parties as they relate to the AFC Products and the Tellabs Products ("License Agreement").

NOW THEREFORE, in consideration of the mutual promises, covenants and conditions contained herein, the parties agree as follows:


1.  DEFINITIONS

    1.1     Cross Reference Table

            AFC                 Preamble
            AFC Products        Preamble
            License Agreement   Preamble
            Tellabs             Preamble
            Tellabs Products    Preamble


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            Term                      Section 3

    1.2 "Affiliates" shall mean an individual or entity that directly or indirectly controls, is controlled by, or is under common control with, the entity specified. For purposes of this definition, "control" shall mean beneficial ownership of more than fifty percent (50%) of the voting stock of such entity.

    1.3 "Buyer" means Tellabs and its Affiliates in the case of the AFC Products and AFC and its Affiliates, in the case of the Tellabs Products.

    1.4 "Customer" means a customer of a Buyer and includes both end users and distributors.

    1.5 "Functional Specifications" means the Seller's functional specifications for the applicable Product.

    1.6 "Licensed Software" means the particular software programs owned by the Seller, or its licensors, that are provided to a Buyer under the terms hereof, and all documentation relating to such software.

    1.7 "Products" shall mean any products sold hereunder by Tellabs and AFC. With respect to sales by AFC hereunder, "Product(s)" shall mean the AFC Products. With respect to sales by Tellabs hereunder, "Product(s)" shall mean the Tellabs Products.

    1.8 "Seller" means AFC, in the case of the AFC Products, and Tellabs, in the case of the Tellabs Products.


2.  SCOPE OF WORK
    AFC hereby grants to Tellabs and its Affiliates the right to sell and service the AFC Products, subject to the terms and conditions set forth below and in the License Agreement. AFC will, at no extra charge, use Tellabs' colors and tradedress for the AFC Products being sold and licensed to Tellabs hereunder.

    Tellabs hereby grants to AFC and its Affiliates the right to sell and service the Tellabs Products, subject to the terms and conditions set forth below and in the License Agreement. Tellabs will, at no extra charge, use AFC's colors and tradedress for the Tellabs Products being sold and licensed to AFC hereunder.

3.  TERM
    This Agreement shall commence December 23, 1996, and shall remain in effect until neither party has any OEM rights under the License Agreement, unless sooner terminated as provided herein (hereinafter "Term").


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4.  QUANTITY
    Buyer assumes no obligation hereunder to purchase any quantity of Products. Any forecast of quantities stated herein or on any attached Attachment, or otherwise provided to Seller from time to time, represents Buyer's best estimate of requirements for planning purposes only and shall not be construed as an obligation to buy any quantity of Products.

5.  PRICE AND PAYMENT TERMS
    During the Term, the prices charged to the Buyer for Products purchased hereunder shall be as set forth in Sections 5.2.2 or 5.4.2, as applicable, of the License Agreement. Seller warrants that at all times during the Term, no lower price shall be offered to any of its customers which are not Affiliates for the same Products or for equivalent products purchased in similar quantities.

    Seller will invoice on shipment, and Buyer will pay for Products within thirty (30) days of the date of invoice. Prices are exclusive of charges for freight and insurance. Unless otherwise agreed, such charges will be prepaid by Seller and will appear as separate items on Seller's invoices. Invoices for services ordered by the Buyer and performed by Seller shall be due within thirty (30) days from the date of Seller's invoices. Invoices for services shall be issued upon completion of such services.

6.  TAXES
    Buyer agrees to pay any sales, use or other local, state, and federal taxes, however designated (but exclusive of taxes based on or measured by Seller's net income or net worth), imposed on or based upon the provision, sale or use of the Products or services provided under this Agreement. Taxes will be separately stated on the invoice. If an order is exempt from sales or use taxes, such tax will not be invoiced, provided Buyer provides a valid exemption certificate.

7.  PURCHASE ORDERS
    Products shall be ordered by Buyer through the issuance of purchase orders which shall be subject to and governed by this Agreement. Each purchase order shall state the model number, Product description, quantity of Product ordered, desired shipment date and delivery location, method of shipment, unit and extended price for each Product ordered and total purchase price for the order. Purchase Orders shall ship complete unless Buyer has authorized partial shipments.

    Seller shall place a readable packing slip on the face of all shipped Products, which slip shall include the following:
    a.      Order Number/Buyer's Part Number


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    b.      Quantity shipped
    c.      Description of Products and/or Services
    d.      Buyer's P.O. Number


8.  CANCELLATION
    Buyer can cancel any purchase order and/or any portion of a purchase order, without charge, provided that Seller is advised of the cancellation at least ninety-one (91) days prior to the original acknowledged, scheduled ship date. Buyer can postpone any purchase order and/or any portion of a purchase order. Cancellation notices received less than ninety-one (91) days before shipment will be subject to the cancellation charges set forth below. If an order has been postponed and then subsequently canceled, the cancellation charge shall be based on the number of days prior to the original scheduled ship date that notice of cancellation is received:

    Number of days prior to original    Cancellation charge as a percentage of
    scheduled ship date that notice     original purchase order amount:
    of cancellation is received by
    Seller:

    1 to 30 days                        25%
    31 to 60 days                       15%
    61 to 90 days                       10%
    91 or more days                     No Charge


9.  DELIVERY/LEAD TIME
    Seller agrees to meet all purchase order delivery date requests which reflect the lead times stated in Attachment A. During the Term, the Seller shall attempt to reduce these lead times. Buyer shall be entitled to cancel, at no charge, any purchase order which is more than five (5) days late.

    In addition, in the event that Seller fails to meet its agreed delivery dates, Buyer may request a corrective action meeting. If Buyer so requests, within ten (10) calendar days of receiving such a request, Seller shall send the appropriate management representative from Seller's manufacturing plant to Buyer's designated location to discuss the problem and develop a corrective action plan.


10. QUALITY REQUIREMENTS

    10.1 Products shall be subject to application analysis, electrical characterization, and/or physical analysis. In addition, Buyer may evaluate Seller for technical and processing capability through written and on-site quality surveys.


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10.2 Seller shall make available at no additional cost to Buyer, such production testing facilities, labor, data, specifications, procedures and such other documents and assistance as necessary for Buyer or Buyer's agent to perform inspections. In addition, Seller shall make available to Buyer or Buyer's agent at no additional charge, data obtained through Seller's normal routines which show the results of Seller's inspections, tests and audits of Products.

10.3 ON-SITE INSPECTION
    To the extent that such testing and inspection are practicable without interrupting Seller's normal work flow, during Seller's normal workday any Products or Services supplied by Seller under this Agreement may be subject to inspection and testing by Buyer at Seller's facility to determine compliance with Buyer's quality specifications, at no Seller-imposed cost to Buyer.

10.4 INSPECTION PROCEDURES/BUYER'S FACILITY
    Incoming Products shall be subject to predetermined inspection/testing to determine conformance with the purchase order as well as with all of the following:

    10.4.1 Seller's workmanship standards for the Products, approved in advance by Buyer;

    10.4.2  Seller's Functional Specifications; and

    10.4.3 Buyer's packing and shipping requirements, or as otherwise agreed to by the parties.

            Incoming inspection also shall identify damage that may have occurred in transit. Products may be subject to laboratory testing, including but not limited to chemical, physical, and metallurgical tests as required to verify specific characteristics. Inspection and test reports indicating acceptance or rejection, inspection results and quality evaluations shall be maintained by Buyer in a central file and shall be used as the basis for the adjustments of sampling inspection, corrective action, and qualification status.

    10.5    PRODUCT CHANGES

            10.5.1 Seller will notify Buyer of all Product Change Notices
                   ("PCN") for Products purchased by Buyer whether within or outside the applicable warranty period, prior to implementing any such change. Each PCN shall contain the following information:
                        Product Change Number
                        Description Of Change
                        Reason For Change


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                   Seller will provide Buyer with a single point of contact to whom Buyer may direct questions regarding a particular PCN in order to assess its impact on reliability, specifications, and form, fit or function. Based upon the information provided, Buyer shall classify changes in the Product into one of the following classes:

                   "CLASS A" CHANGE:
                   Changes are required to correct a Product deficiency such as:

                   Safety or fire hazard;
                   Electrically or mechanically inoperative;
                   Operational or design defects that cause higher than advertised Product failure rates or adverse Buyer reaction; Product does not operate as documented in the Seller's specifications, literature, as warranted by the Seller or as specified in this Agreement.

                   "CLASS AC" CHANGE:
                   Changes have limited application or are conditional changes to a product that affects:
                   A specific Product over time;
                   A specific subset of Products over time;
                   Specific Product combinations;
                   The use of certain options.

                   "CLASS B" CHANGE:
                   Changes that are made to incorporate improvements in design resulting in better operation, improved testing and maintenance, longer life, service improvements, cost reductions and addition of new features. Class B changes are applied to manufactured Products and may be recommended for application to existing equipment in the field.

                   "CLASS D" CHANGE:
                   Changes that incorporate minor new features and design improvements that do not affect the existing functionality of a Product, or other minor service improvement and test capabilities not sufficiently significant to require a Class B change.
                   a. Component changes that involve physical or electrical specification differences to the replaced component and require product identification change are considered Class D.
                   b. Routine changes in Product documentation or technical specification are documented with a Class D PCN. The Product would not change since form, fit or function of the Product was not affected.


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                   Buyer shall have the right to accept such changes before
                   such changes may be implemented on Products shipped to Buyer and its Customers. For Class A and AC changes Seller shall replace or modify at no charge all affected Product and documentation furnished hereunder. Seller shall supply relevant documentation to Buyer for all Class A and AC changes. The parties shall mutually agree on a schedule which shall implement such changes for all affected in-service Product locations. Seller shall at no charge to the Buyer implement all Class A and AC changes prior to shipment of Product, unless otherwise directed by Buyer.

                   For Class B changes, Seller shall first notify Buyer of the exact nature of the change. Buyer shall determine if such Class B change is to be implemented in Product furnished hereunder and placed in service. Should such implementation be deemed necessary, Seller shall make arrangements for the implementation at prices and schedules agreed prior to implementation. Documentation shall be provided by Seller as specified for Class A and AC changes above.

                   For Class D changes, Seller shall notify Buyer of the nature of the change and shall provide associated documentation.

                   Seller shall, at no charge to Buyer, make all A and AC changes prior to shipment of Product, unless otherwise directed by Buyer.

                   For Class A and AC changes which involve only an exchange of components, Seller shall provide such components at no charge for the Product affected and Buyer shall implement such change.

            10.5.2 MANUFACTURING CHANGES
                   Seller shall notify Buyer of process changes made by Seller in the manufacturing of Products to be purchased under this Agreement if such changes affect the form, fit, or function of Products. If deemed necessary by Buyer, requalification procedures for said Products then may be required.

    10.6    QUALITY PERFORMANCE
            Seller shall inspect and test all Products prior to their shipment to Buyer. Seller agrees to maintain a 100% lot acceptance rate as measured by Buyer's incoming inspection. Seller agrees to communicate to Buyer, any and all process or Functional Specification difficulties prior to Buyer's receipt of the effected Product. Buyer's incoming inspection performance measure shall be based upon the quantity of lots accepted for all specified electrical, mechanical, cosmetic and solderability attributes versus the quantity of lots received, which


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            results in a lot acceptance percentage.  Any rejects caused by
            Buyer's internal drawing or specification errors shall be excluded from the calculation.

    10.7    OUT-OF-BOX FAILURES
            Seller shall inspect and test all Products prior to shipment. Notwithstanding the foregoing, it is understood and agreed, that, upon receiving the Products, Buyer reserves the right to perform, within ten (10) business days after delivery, any test Buyer deems necessary to adequately demonstrate that the Products meet all of the Functional Specifications. Product which does not conform to the Functional Specifications, or any other requirements outlined in this Section 10 may, at Buyer's option, be returned to Seller (at Seller's expense) for rework or replacement under warranty, or Buyer may cancel the entire purchase order or the portion thereof relating to the nonconforming Products at no charge to Buyer. For any such returned defective Product, Buyer shall either debit Seller the cost of said Product plus freight, or request a refund for said amounts. Rejected units returned for rework shall be repaired under warranty and shall have the warranty renewed upon redelivery to Buyer for the full warranty period.

    10.8    CORRECTIVE ACTION
            Upon Buyer's request, Seller must within forty-eight (48) hours following notification, provide Buyer with a written corrective action plan to address Seller's failure to conform with this
            Section 10. This plan shall be reviewed by Buyer who then may conduct a follow-up on-site survey at Seller's facility.

11. PACKAGING AND SHIPMENT; RISK OF LOSS
    Seller shall package and ship all items in Buyer's requested manner. All shipments shall be F.O.B. origin with freight prepaid. Buyer may adjust the purchase order shipping destination any time up to two days prior to shipment. Seller shall invoice Buyer, and Buyer shall pay, Seller's actual shipping charges upon presentation of evidence that Seller paid such charges. The risk of loss and damage to Products shall pass to Buyer at the F.O.B. point.

12. WARRANTY
    Seller hereby warrants that all Products furnished hereunder shall conform to the Functional Specifications, and shall be free from defects in material, workmanship and design for a period of two (2) year(s) from date of receipt of shipment. Buyer shall have the option to require Seller to repair or replace defective Products without charge or expense. Repaired Products, including Out-of-Box Failures shall be warranted for a minimum period of six (6) months from completion of repairs or the remainder of the Product's original warranty, whichever is longer. This warranty shall survive inspection, acceptance, payment and expiration or termination of this


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     Agreement. The parties also agree to comply with the terms of Attachment B, with respect to their respective products, which shall be incorporated herein by reference.

13.  SOFTWARE LICENSE
     13.1 The Licensed Software is subject to the terms and conditions set forth in the License Agreement. Licensed Software is furnished to Buyer solely for Buyer's use and the use of Buyer's Customers for the use specified herein and in the License Agreement. The Licensed Software may not be copied, in whole or in part, except as may be necessary and incidental to such uses for archival and back-up purposes or to replace a worn or defective copy.

     13.2 Buyer will not reverse compile, disassemble, modify or alter any Licensed Software, except under the circumstances referred to in the License Agreement.

     13.3 Buyer may sublicense Licensed Software to its Customers under the sublicense conditions contained in Sections 13.3.1 and 13.3.2 below. Otherwise, Buyer shall not sell, transfer, publish, disclose, display or otherwise make available any Licensed Software or copies thereof to any third party. The following conditions do not apply to firmware. Buyer may sublicense firmware without restriction (except as provided in the License Agreement) provided that the firmware may only be used on and with the Product with which it is delivered.

           13.3.1 If Buyer sublicenses Licensed Software under this Agreement, the sublicensee must also agree to the terms of a Software License Agreement substantially in accordance with this
                   Section 13.

           13.3.2 This right to sublicense is intended for Buyer's use for its direct and indirect Customers and does not imply any further right of sublicense by those Customers, except in the case of distributors which may, in turn, sublicense to their end user customers.

14.  CONTINUING AVAILABILITY OF PRODUCTS, COMPONENTS AND PRODUCT SUPPORT
     14.1 Seller Agrees to offer to Buyer during the Term hereof and for a period of ten (10) years thereafter, full maintenance/repair services and components for the Products. Repair or replacement shall be accomplished within Seller's published repair intervals or as agreed upon by the parties.

     14.2 Seller shall be strictly liable for loss of or damage to Products in its care, custody or control.

     14.3 If Seller fails or is unable to offer such services, Products and components thereof, and if Seller is unable to obtain another source of supply acceptable to


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           Buyer, then such failure or inability shall be deemed noncompliant with this Section 14 and, in addition to whatever other rights and remedies Buyer may have at law or in equity, Seller shall be required to provide to Buyer, without obligation or charge, the technical information and any other licenses and rights necessary to enable Buyer to supply, have supplied, manufacture, or have manufactured, such services, Products and/or components. The above-referenced technical information shall include, by example and not by limitation: (1) manufacturing drawings and specifications of raw materials and components comprising such parts; (2) manufacturing drawings and specifications covering tooling and the operation thereof; and (3) a detailed list of all commercially available parts and components including the part number, name and location of the component's supplier, prices and functional descriptions.

     1.4. Seller shall provide Buyer advance written notification one (1) year prior to entirely discontinuing the manufacture or replacement of Products or component parts.

15.  NOTIFICATION PROCEDURES
     All notices, demands or consents required or permitted hereunder shall be in writing and shall be delivered by overnight delivery, facsimile (with confirmation copy by mail), or mailed to the respective parties at the addresses first set forth above or at such other address as shall have been given to the other party in writing for the purposes of this clause.

     IF TO AFC:                                      IF TO TELLABS:
     Purchasing Department                           Purchasing Department
     ADVANCED FIBRE COMMUNICATIONS, INC.             TELLABS OPERATIONS, INC.
     1445 McDowell Blvd. No.                         1000 Remington Blvd. MS124
     Petaluma, CA 94975                              Bolingbrook, IL 60440

     Phone: (707) 794-7700                           Phone: (630) 969-8800
     FAX:   (707) 794-7777                           FAX:   (630) 378-5623

     COPY TO:                                        COPY TO:
     Advanced Fibre Communications, Inc.             Tellabs Operations, Inc.
     Legal Department                                Legal Department - MS 16
     1445 McDowell Blvd. No.                         4951 Indiana Avenue
     Petaluma, CA 94975                              Lisle, IL 60532
     Fax:   (707) 794-7777                           Fax:   (630) 512-7293

     Such notices and other communications shall be deemed effective upon the earliest to occur of (i) actual delivery, (ii) five days after mailing, addressed and postage prepaid, return receipt requested, delivery as aforesaid (seven (7) days for intercontinental deliveries), (iii) one
     (1) business day after transmission by overnight delivery (two (2)


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     business days for intercontinental deliveries), or (iv) the day of receipt where receipt has been confirmed.

16.  BANKRUPTCY
     In addition to all other rights or remedies provided by law, either party may cancel this Agreement or any purchase orders placed hereunder, in the event that (a) the other party becomes insolvent or makes a general assignment for the benefit of creditors, (b) the other party admits in writing its inability to pay debts as they become due, (c) a trustee or receiver is appointed by any court with respect to the assets or any substantial portion of the assets of the other party, or (d) an action is taken by or against the other party under bankruptcy or insolvency laws relating to the relief of debtors, including the Federal Bankruptcy Code.

17.  FORCE MAJEURE
     Neither party to this Agreement shall be held responsible for any delay or failure in performing its obligations hereunder caused by fires, strikes, embargoes, requirements imposed by government regulations, civil or military authorities, acts of God, or by the public enemy or other similar causes, if the injured party receives prompt notice of such contingency. If such contingency occurs, the party injured by the other's inability to perform may elect to: (a) terminate this Agreement in whole or in part as to Products not already received or work not already performed, (b) suspend performance for the duration of the delaying cause, or (c) resume performance under this Agreement in whole or in part once the delaying cause ceases, with an option to the injured party to extend the delivery date up to the length of time the contingency endured. Unless written notice is given within thirty (30) days after such injured party is apprised of the contingency, option 18(b) shall be deemed selected.

18.  TERMINATION
     18.1  DEFAULT
           Either party shall have the right to terminate this Agreement, in whole or in part, as set forth in Section 18.4, for default by the other in the performance of any substantial obligation or material breach of this Agreement where such default or breach continues for a period of thirty (30) days after written notice thereof to the other. Termination of this Agreement will not affect any sublicenses granted prior to termination.

     18.2  BANKRUPTCY
           Either party may terminate this Agreement, in whole or in part, as set forth in Section 18.4, by written notice in the event that the other party makes an assignment for the benefit of creditors, or admits in writing its inability to pay debts as they become due, or a trustee or receiver for any substantial part of its assets is appointed by any court, or a proceeding is instituted under a provision


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           of the Federal Bankruptcy Code by or against the other party and is acquiesced in or is not dismissed within ninety (90) days or results in an adjudication in bankruptcy.

     18.3  TERMINATION OF LICENSE AGREEMENT
           This Agreement shall terminate under the circumstances provided in the License Agreement.

     18.4  PARTIAL TERMINATION
           Notwithstanding anything to the contrary herein contained, a Terminating Party entitled to terminate this Agreement pursuant to
           Section 18.1, 18.2 or 18.3 may, at its election, only partially terminate this Agreement by terminating all license rights of the Terminated Party, while not terminating its own license and manufacturing rights, with the effect set forth in Section 18.5 below. In such a case, this Agreement shall remain in partial force and effect, and the Terminated Party shall be required to observe all of its obligations to the Terminating Party for the remainder of the Term of this Agreement (unless the Terminated Party terminates this Agreement in accordance with the terms of this Section 18). Notwithstanding the foregoing, the Terminating Party may, at any time prior to the end of the Term, elect to terminate this Agreement in its entirety, with the effect set forth in Section 18.5 below. For purposes of this Section 18, the party electing to terminate this Agreement will be deemed to be the "Terminating Party" and the other party shall be deemed to be the "Terminated Party."

     18.5  EFFECT OF TERMINATION
           18.5.1 In the event that this Agreement is terminated by either party, in whole or in part, as provided in this Section 18, the parties will be obligated to agree upon terms and conditions which provide for continuing support for the other party's embedded customer base for the Products. Unless otherwise agreed, the Terminating Party will, at its option, either take over such continuing support obligations, or grant the Terminated Party sufficient rights to enable that party to continue to provide such support.

           18.5.2 In the event that this Agreement is terminated as provided in Section 18.1, 18.2, 18.3 or 18.4 the Terminating Party shall be entitled to obtain promptly from the Terminated Party (and the Terminated Party will be obligated to provide to the Terminating Party), any and all design and manufacturing documentation, which is necessary or useful for the design and/or manufacture of the Products, including the Licensed Software and the source code therefor, being purchased by the Terminating Party under this Agreement.
                   The Terminating Party shall be entitled to use such materials as well as any other materials previously disclosed under this Agreement for purposes of manufacturing, having


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                   manufactured, modifying, maintaining, marketing and
                   distributing the Products. If requested by the Terminating Party, at any time during the term hereof, the Terminated Party agrees to deposit any and all such documentation in escrow, subject to release under the terms hereof. The Terminated Party shall bear the out of pocket costs associated with the escrow. The Terminated Party will be obligated to keep the escrow updated at all times.

                   In addition, the Terminated Party agrees:
                   18.5.2.1 if requested by the Terminating Party, to continue to manufacture Products for the Terminating Party for a one year period following the date of notice of termination; and

                   18.5.2.2 to use its best efforts to assist the Terminating Party to disengage its manufacturing operations from the Terminated Party and to cooperate with the transition to a new manufacturer, in such manner as to enable the Terminating Party to continuously acquire Products during a reasonable transition period; and

                   18.5.2.3 to transfer to the Terminating Party or its designee any of the Terminating Party's work-in-process, inventory, finished goods ordered by the Terminating Party and manufacturing equipment owned by the Terminating Party on terms and conditions, including prices, to be mutually agreed upon by the parties.

19.  LABELING AND EMISSIONS

     19.1 Irrespective of whether a specification is furnished, if Products or containers to be furnished under this Agreement or under the License Agreement are required to be constructed, packaged, labeled or registered in a prescribed manner, the Seller shall comply with applicable federal, state and/or local laws. (As used herein, "local" shall mean where Products are manufactured.) Seller further agrees to indemnify Buyer for any losses, fines, or other penalties which may be incurred or assessed, including reasonable attorney's fees, due to Seller's failure to comply with the provisions of this Section.

     19.2 Products and components hereunder shall comply, to the extent applicable, with the requirements of Subpart J of Part 15 of the Federal Communications Commission's Rules and Regulations, as may be amended from time to time, including those sections concerning the labeling of such Products and components and the suppression of radiation to specified levels.


--------------------------------------------------------------------------------
                                                                   PAGE 13 OF 16

           Nothing herein shall be deemed to diminish or otherwise limit Seller's obligations under the "WARRANTY" section of this Agreement.

20.  GOVERNING LAW
     This Agreement shall be governed by the laws of the State of Illinois, excluding its conflict of laws provisions, for matters relating to sales of Tellabs Products and California law, excluding its conflict of laws provisions, for matters relating to sales of AFC Products.

21.  INCORPORATION BY REFERENCE
     The following Sections of the License Agreement are incorporated herein by reference.

     Section 8   Warranty and Indemnification
     Section 9   Limitation of Liability
     Section 10  Confidentiality
     Section 15  Export Restrictions
     Section 16  General Provisions (except Section 16.4)

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized agents on the dates written below. This Agreement shall not be binding until it has been signed by both Parties.

ADVANCED FIBRE COMMUNICATIONS, INC.        TELLABS OPERATIONS, INC.


By: /s/ CARL J. GRIVNER                  By: /s/ BRIAN J. JACKMAN
   -------------------------------          ----------------------------------

Name: Carl J. Grivner                    Name: Brian J. Jackman
     -----------------------------            --------------------------------

Title: President                         Title: President
      ----------------------------             -------------------------------

Date: December 30, 1996                  Date: December 23, 1996
     -----------------------------            --------------------------------


--------------------------------------------------------------------------------
                                                                   PAGE 14 OF 16

                                                                    ATTACHMENT A

                                  LEAD TIMES

AFC Products                 30 days after receipt of order

Tellabs Products             30 days after receipt of order


--------------------------------------------------------------------------------
                                                                   PAGE 15 OF 16

                                                                    ATTACHMENT B


This Attachment B also includes the terms of Tellabs' and AFC's standard warranty and repair and return policies which are attached hereto and incorporated herein by reference. The Seller(s) will make available to Buyer hardware and software compatibility matrixes for the Seller's Product(s) when and as such matrixes are developed by Seller. In the event of a conflict between the terms and conditions of this Attachment B, including the standard policies, and the terms of the Agreement, the Agreement shall control.


                  WARRANTY AND SERVICE FOR TELLABS PRODUCTS

REPAIR COSTS

Tellabs Products may be returned freight prepaid to Tellabs for repair. AFC must secure prior authorization of Tellabs for the return of such Products, which authorization shall not be unreasonably withheld. The charge for such repairs shall be as stated below:

Priority                        Warranty                   No Warranty
--------                        --------                   -----------

Normal                             $0                    50% of new board

Emergency                    $250 per module          50% of new board + $250

Customer
Requested                    $150 per module          50% of new board + $150
Priority


--------------------------------------------------------------------------------
                                                                   PAGE 16 OF 16

WARRANTY DATE CODES
------------------------------------------------------------------------------
          Each Tellabs hardware product is stamped with a warranty code in a customer-accessible location (E.G., front panel, circuit-card stiffener, etc.). This date stamp approximates the date of shipment. The warranty period begins on the date stamped on the product. A sample date code is shown below:

                     ---------
                 ---   05-96   ---
                 |   ---------   |
                 |               |
               month            year


SOFTWARE
------------------------------------------------------------------------------
          Tellabs warrants that software programs will substantially conform to the applicable Tellabs product specifications for a period of 90 days from the date of shipment, provided that the software is used on the hardware and with the system on which it was originally installed. Tellabs also warrants that the media on which the software programs are distributed are free from defects in material and workmanship for a period of 90 days from the date of shipment. Tellabs will replace the defective media or correct substantial program errors at no charge, provided that the software is returned to Tellabs during the warranty period.


CONDITION AND EXCEPTIONS
------------------------------------------------------------------------------
          The product must be used as outlined in its applicable Tellabs product specifications and it must be handled, installed, operated and shipped in accordance with industry standards. Claims under this warranty may be made only by the original purchaser or user. This warranty does not apply to items that have a limited life expectancy, such as lamps and fuses. Furthermore, this warranty does not apply to products modified or repaired by someone other than Tellabs or products deemed as being damaged beyond repair. Classification as being damaged beyond repair includes, but is not limited to, burn marks, cracks or other physical damage, and damage due to catastrophic failure (such as lightning damage). Failure to comply with any of the terms of this Tellabs U.S. Warranty, Repair and Return Policy will result in invalidation of the warranty.


EXCLUSION OF WARRANTIES AND LIMITATION OF LIABILITY
------------------------------------------------------------------------------
          NO OTHER WARRANTIES ARE EXPRESSED OR IMPLIED EXCEPT AS SET FORTH HEREIN. ALL OTHER WARRANTIES, INCLUDING WARRANTIES OF
          MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, ARE EXPRESSLY EXCLUDED FROM THIS WARRANTY.

          A CUSTOMER'S EXCLUSIVE REMEDY FOR ANY CAUSE OF ACTION ARISING OUT OF ANY DEFECTIVE PRODUCT IS LIMITED TO REPAIR OR REPLACEMENT OF THE PRODUCT DURING THE WARRANTY PERIOD, AT TELLABS' OPTION. UNDER NO CIRCUMSTANCES WILL TELLABS BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES OR LOSS, INCLUDING, BUT NOT LIMITED TO, LOSS OF PROFITS, LOSS OF USE OR LOSS OF DATA, WHETHER CAUSED BY BREACH OF CONTRACT, NEGLIGENCE, OR OTHERWISE. UNDER NO CIRCUMSTANCES WILL TELLABS' LIABILITY UNDER THIS WARRANTY POLICY EXCEED THE PURCHASE PRICE OR LICENSE FEE PAID BY A CUSTOMER FOR THE PRODUCT.


TELLABS PRODUCT SCREENING SERVICE
------------------------------------------------------------------------------
          For customers with product in inventory with uncertain operational status, Tellabs offers a product screening service. During the product screening, a pass/fail test is performed on your product to determine if the product meets its applicable Tellabs product specifications. Please contact the Tellabs Product Services Department at 630.378.8800 for further details.


                                 Page 16 - 1

PROCEDURE FOR REPAIR AND RETURN
-------------------------------------------------------------------------------
          When a product requires repair service, contact the Tellabs Product Services Department at 630.378.8800 and request a Material Return Authorization (MRA) number. A service representative will request your company's name and address; the product's model number, issue number and warranty date code; and, the purchase order number for the return transaction. The service representative will then assign an MRA number that identifies your particular transaction. After you obtain the MRA number, write the number clearly on the outside of the carton being returned. Enclose an explanation of the malfunction, your company name and address, the name of a person to contact for further information and the purchase order number for the transaction. Then send the product, freight prepaid, to:

              Tellabs Operations, Inc.
              4951 Indiana Avenue
              Lisle, Illinois 60532
              Attn: Product Services, MRA No.______

          Product returned without an MRA number may be subject to return to the customer without repair.

          Tellabs will inspect the returned product. If the product is in warranty and found defective, Tellabs will, at its option, either repair or replace the product. Return freight will be paid by Tellabs. Please allow 15 business days for standard repair and return warranty service. Out-of-warranty products will be repaired rather than replaced (see Costs section below for applicable charges).

          If the product is found to be damaged beyond repair, a service representative will contact you and offer a refurbished replacement, when available, at 65 percent of the current list price in the latest Tellabs published price list for that equipment.

          Additionally, Tellabs offers a next day, expedited repair service. If you require expedited repair, it should be indicated at the time the MRA is requested (see Costs section below for applicable charges).


EXTENT OF REPAIRS
------------------------------------------------------------------------------
          All products will be repaired to meet the applicable Tellabs product specifications established for the particular product returned.

          The warranty period for any repaired product is either the remainder of the products' original warranty period or a period of six (6) months from the date of repair, whichever is longer. Out-of-warranty products that are repaired will receive a new warranty period covering the repairs for a period of six (6) months from the date of repair.


COSTS
------------------------------------------------------------------------------
          The charge for retesting, repairing and revision-updating a module is based upon the module's current list price in the latest Tellabs published price list. Listed below is the current repair pricing formula for out-of-warranty products:

          Repair Charge = 15 percent of the current published list price + $50

          Products that have been modified or repaired by someone other than Tellabs or that, in Tellabs' opinion, are deemed damaged beyond repair will be returned to the customer with a $30 handling charge and the warranty voided. Subject to availability, the customer may elect to purchase an equivalent refurbished product at 65 percent of the current list price in the latest Tellabs published price list. In this case, the $30 handling charge will be waived.

          Customers requiring next day expedited repairs will also be assessed a $75 express fee for each product, in addition to the applicable repair charge.

          NOTE: IF A PRODUCT IS SUBMITTED FOR REPAIR UNDER WARRANTY AND IS FOUND BY TELLABS TO MEET THE APPLICABLE TELLABS PRODUCT SPECIFICATIONS (I.E., "NO DEFECT FOUND"), A RETEST CHARGE OF 15 PERCENT OF THE CURRENT LIST PRICE IN THE LATEST TELLABS PUBLISHED PRICE LIST OF THE PRODUCT, UP TO A MAXIMUM OF $100 WILL BE INVOICED.


                                 Page 16 - 2

TELLABS EXPEDITED REPLACEMENT SERVICE
------------------------------------------------------------------------------
          The Tellabs Expedited Replacement Service is designed to provide reliable shipment of an exact replacement, if available in stock, anywhere within the United States. When a time-critical service outage exists, contact our Corporate Customer Service office at 800.443.5555, where our product specialists are available 24 hours a day, seven days a week to provide technical assistance.

          If product replacement is required, the product specialist will arrange for the replacement of the defective equipment via the shipment modes shown below. This service offers two (2) levels of express shipment at an applicable service charge:

          OVERNIGHT SERVICE: $90 per module for overnight shipment of a exact replacement (if replacement is available from stock) anywhere in the United States.

          COUNTER-TO-COUNTER SERVICE: Price is based upon destination plus 10 percent of the current list price. Same-day shipment will be made of an exact replacement (if replacement is available from stock) anywhere in the United States.

          THE OVERNIGHT SERVICE FEE WILL BE WAIVED IF THE EXPEDITED REPLACEMENT REQUEST IS WITHIN 90 DAYS OF A DEFECTIVE PRODUCT'S WARRANTY DATE CODE.

          To expedite your replacement request, the product specialist will also request your company's name and address; the product's model, issue numbers and warranty date code; and, the purchase order number for the replacement transaction. Tellabs will ship the replacement via the shipment mode of the customer's choice. After the replacement equipment is shipped, an invoice will be issued for the current list price in the latest Tellabs published price list for the equipment, plus an overnight delivery charge and an out-of-warranty charge, if applicable.

          After receiving the replacement, the customer has 30 days to return the defective product to Tellabs Product Services Department using the Material Return Authorization (MRA) number listed on the packing slip issued with the replacement. If the defective equipment is received within 30 days, credit will be issued for the product's list price, leaving a balance due on the replacement invoice reflecting the overnight delivery charges and an out-of-warranty charge, if applicable.

          Defective equipment returns RECEIVED AFTER 30 DAYS are also subject to a restocking charge. The following restocking charges apply:
          1 to 6 months: 25 percent of current list price in the latest Tellabs published price list.
          7 to 12 months: 40 percent of current list price in the latest Tellabs published price list.

          All invoices are due and payable within 30 days after the date of invoice.

          Any product(s) returned 12 months or more after the initial 30 days WILL NOT BE ACCEPTED FOR CREDIT.

          NOTE: IF A MODULE IS MODIFIED BY ANYONE OTHER THAN TELLABS, OR IS DEEMED DAMAGED BEYOND REPAIR, TELLABS RESERVES THE RIGHT TO CHARGE THE CUSTOMER FOR THE REPLACEMENT PART AT THE CURRENT LIST PRICE IN THE TELLABS PUBLISHED PRICE LIST. MODIFIED PRODUCTS (DESIGNATED BY "M" AND A NUMBER) AND MANUFACTURE-DISCONTINUED (MD) PRODUCTS ARE EXPRESSLY EXCLUDED FORM THE TELLABS EXPEDITED REPLACEMENT SERVICE.

          Tellabs Operations, Inc.
          4951 Indiana Avenue
          Lisle, Illinois 60532
          630.378.8800
          Fax: 630.512.7097

          Tellabs, [logo], CROSSNET, Dataplexer. 331 Xplexer, T-Coder, TITAN and Your Networking Partner are registered U.S. trademarks of Tellabs Operations, Inc.

          CABLESPAN, Datacell and Minicell are trademarks of Tellabs Operations, Inc.

          Martis and DXX are Finnish trademarks of MARTIS Oy, a subsidiary of
          Tellabs, Inc.                                               74-0064 B


                                 Page 16 - 3

[LOGO]

WARRANTY

Advanced Fibre Communication ("AFC") warrants that its products ("Products") are free from defects in design, workmanship, materials and title as provided herein. This warranty shall survive inspection, acceptance, and payment for a period of two (2) years after the date the Product is shipped from AFC (or greater if an extended warranty has been purchased), provided that said Product has not been misused, improperly operated or subjected to repairs or modifications by any party other than AFC without AFC's written consent, or damaged by fire, explosion, electrical power failure or acts of God.
Extended warranty plans are also available at an additional cost.

Except as expressly provided herein, AFC makes no warranty, express or implied, with respect to its products or services including, without limitation, warranties of merchantability or fitness for a particular purpose.

Buyer's sole remedy with respect to breach of any warranties shall be, at AFC's option, to repair or replace the defective Product, or for AFC to furnish a credit for such defective Product, or for AFC to furnish a credit for such defective Product equal to the purchase price. Buyer shall, upon evidence of a particular Product's breach of warranty, return said Product to AFC, at Buyer's risk and expense. AFC shall examine the Product and repair or replace the Product within a reasonable time, returning the Product to Buyer at Buyer cost and expense, or furnish Buyer credit equal to the purchase price for such defective Product.

If AFC's examination discloses misuse, improper operation, unauthorized repair or modification of the Product by Buyer or its agents, then Buyer shall pay AFC the current charges for repair or replacement for said Product. Repairs or replacements carried out by AFC shall be free from defects in design, workmanship, materials and title for the period of said Product's original warranty, or for 90 days from the date of shipment of the repaired or replaced Product, whichever occurs later.

Consumable materials such as fuses, batteries, floppy disks and lamps are not warranted by AFC in any way. Equipment manufactured by third parties, such as computers and computer peripherals carry only the manufacturer's original warranty and are not warranted in any way by AFC. Components of AFC's Product purchased from AFC carry no warranty, express or implied.

The remedy set forth above is Buyer's exclusive and sole remedy and the entire extent of AFC's liability for any claims Buyer may have against AFC regarding AFC products. AFC shall have no liability with respect to any product or service, whether in contract, negligence, strict liability, or any other legal or equitable theory, for any amount in excess of buyer's payments to AFC for such product or service or any incidental, consequential or special damages or lost profits or cost of procurement of substitute goods, services or technology. There are no warranties which extend beyond the description of the face hereof.

[LETTERHEAD]

18.4. REPAIR & RETURN POLICY

Advanced Fibre Communications has designed a policy to help quickly and efficiently repair and return quality equipment to our customers. All failed boards which are processed through the Petaluma facility are repaired and revised to the most current revision level possible. Equipment purchased from Advanced Fibre Communications is covered under various warranty plans. Check with your system administrator to determine the type of warranty plan and the length of the warranty purchased for your system.


Equipment failure occurring in the field must be reported to the AFC order administrator in Petaluma. The order administrator can be contacted during
normal working hours (8-5), pacific coast time at 1-707-794-7700.   If an
emergency failure has occurred, call the 24 hour Technical Assistance Center at 1-800-500-7722. The order administrator will assign an RMA number to each failed board. The RMA number is a unique number and should be recorded in your files as it is the key to identifying a failed board throughout the repair and return process. You will be able to contact Order Administration at any time to identify the repair status and expected turn around time of your returned boards. Failed boards should be shipped to:


    Advanced Fibre Communications
    1445 McDowell Boulevard North, Suite B
    Petaluma, California 94954
    Attention: Repair Service Department
    RMA #__________________

There are three levels of priority which can be assigned to your failure. The failure can be classified as either normal, emergency, or customer requested priority upon your request. Fees for these services will depend upon the current warranty status of the returned boards. The turn around time for boards will vary depending upon local customs departments and methods of shipment, however, AFC will guarantee the time periods listed below once the boards reach our facility.

For boards which are classified as normal failures, we will repair the board and ship it back within 15 calendar days. Shipping arrangements will be made via the most economical means possible.

If a failure is traffic affecting, and no spares are available, the failure will be classified as an emergency. In emergency cases, a reconditioned board of the same revision or better will be shipped via a priority one service within 24 hours of notification to AFC. If there are no reconditioned boards available, a new board will be shipped.

                                        18-15

UMC 100A Ordering Guide
Marketing Document
6-101, Issue 2.0


18.4.  REPAIR & RETURN POLICY

AFC also offers a 72 hour turn around of failed boards. This service is classified as a customer requested priority and guarantees return of a board within 3 business days after receipt of a failed board. A schedule of costs for the various priority classifications is given below.

                                  --------------------------------
                                  Warranty            No Warranty
                   -----------------------------------------------
                   Normal            $0               50% of new
                                                      board
                   -----------------------------------------------
                   Emergency        $250              50% of new
                                                      board + $250
                   -----------------------------------------------
                   Customer
                   Requested        $150              50% of new
                   Priority                           board + $150
                   -----------------------------------------------


To help facilitate the repair and return process, the order administrator will request that a Failure Report Tag be completed for each failed board. If failure tags are not available, a copy of the tag can be found in the Installation, Maintenance and Test Manual of the UMC documentation set. The failure tag must be included with the failed module and the RMA number must be marked on the outside of the shipping container. All charges for shipping to AFC's facility will be the responsibility of the customer. AFC is responsible for shipping costs when returning boards to the field.


                                        18-16